Exhibit 10.20

ABL/TERM LOAN INTERCREDITOR AGREEMENT

among

CPG INTERNATIONAL I INC.
SCRANTON PRODUCTS INC.
AZEK BUILDING PRODUCTS, INC.
PROCELL DECKING INC.
as Borrowers

CPG INTERNATIONAL INC.
SANTANA PRODUCTS INC.

CPG SUB I CORPORATION

VYCOM CORP.

SANATEC SUB I CORPORATION
as Guarantors,

WELLS FARGO CAPITAL FINANCE, LLC,

as the ABL Agent,

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as the Term Loan Agent,

and

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as the Control Agent

Dated as of February 18, 2011

TABLE OF CONTENTS

SECTION 1 DEFINITIONS		2

1.1	Defined Terms	2

SECTION 2 Lien Priorities		13

2.1	Scope of Collateral	13
2.2	Priority	14
2.3	Failure to Perfect	14
2.4	Prohibition on Contesting Liens	15
2.5	New Liens	15

SECTION 3 Enforcement		15

3.1	Enforcement	15
3.2	Actions Upon Breach	18
3.3	Access to Books and Records	18

SECTION 4 Payments		19

4.1	Application of Proceeds	19
4.2	Payment Turnover	20

SECTION 5 Other Agreements		20

5.1	Releases	20
5.2	Insurance	22
5.3	Control Agent for Perfection	22
5.4	Access to Real Estate Collateral	25
5.5	Amendments to ABL Credit Documents and Term Loan Credit Documents	27

SECTION 6 Insolvency or Liquidation Proceedings		28

6.1	Use of Cash Collateral and Financing Issues	28
6.2	Sale Issues	28
6.3	Relief from the Automatic Stay	28
6.4	Adequate Protection	29
6.5	Separate Grants of Security and Separate Classification	30
6.6	Post-Petition Claims	30
6.7	Avoidance Issues	30
6.8	Expense Claims	30
6.9	Effectiveness in Insolvency or Liquidation Proceedings	30

SECTION 7 Reliance; Waivers; Etc.		31

7.1	Non-Reliance	31
7.2	No Warranties or Liability	31
7.3	No Waiver of Lien Priorities	32
7.4	Obligations Unconditional	33
7.5	Certain Notices	34

i

SECTION 8 Miscellaneous		34

8.1	Conflicts	34
8.2	Effectiveness; Continuing Nature of this Agreement; Severability	34
8.3	Amendments; Waivers	35
8.4	Information Concerning Financial Condition of Grantors and their Subsidiaries	35
8.5	Subrogation	36
8.6	Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver	36
8.7	Notices	37
8.8	Further Assurances	37
8.9	Binding on Successors and Assigns	37
8.10	Headings	37
8.11	Counterparts	37
8.12	Authorization	38
8.13	No Third Party Beneficiaries	38
8.14	Provisions Solely to Define Relative Rights	38
8.15	Additional Grantors	38

ii

ABL/TERM LOAN INTERCREDITOR AGREEMENT

This ABL/Term Loan Intercreditor Agreement is dated as of February 18, 2011 and entered into by and among CPG INTERNATIONAL I INC., a Delaware corporation (“CPG I”), SCRANTON PRODUCTS, INC., a Delaware corporation (“Scranton”), AZEK BUILDING PRODUCTS, INC., a Delaware corporation (“AZEK”), PROCELL DECKING INC., a Delaware corporation (“Procell”, and together with CPG I, Scranton and AZEK, each individually a “Borrower” and collectively, “Borrowers” as hereinafter defined), CPG INTERNATIONAL INC., a Delaware corporation (“Parent”), SANTANA PRODUCTS INC., a Delaware corporation (“Santana”), CPG SUB I CORPORATION, a Delaware Corporation (“Sub I”), VYCOM CORP., a Delaware corporation (“Vycom”) and SANATEC SUB I CORPORATION, a Delaware corporation (“Sanatec”, and together with Parent, Santana, Sub I, and Vycom, each individually a “Guarantor” and collectively “Guarantors”, and the “Guarantors”, together with the Borrowers, each individually a “Grantor” and collectively, together with any Guarantors formed or acquired after the date hereof, the “Grantors”), WELLS FARGO CAPITAL FINANCE, LLC, in its capacity as collateral agent for the ABL Lenders (as defined below) and other Secured Parties under and as defined in the ABL Credit Agreement (as defined below) (in such capacity, together with any successors and assigns, the “ABL Agent”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, in its capacity as collateral agent for the Term Loan Lenders (as defined below) and other Secured Parties under and as defined in the Term Loan Credit Agreement (as defined below) (in such capacity, together with any successors and assigns, the “Term Loan Agent”) and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, in its capacity as control agent for the ABL Agent and the Term Loan Agent.

RECITALS:

WHEREAS, the Grantors, the financial institutions from time to time party thereto as lenders (collectively, the “ABL Lenders”) and the ABL Agent are parties to that certain Loan and Security Agreement dated as of February 18, 2011 (the “Initial ABL Credit Agreement”), pursuant to which the ABL Lenders shall make a revolving credit facility available to certain of the Borrowers secured by a first Lien on the ABL Priority Collateral and a second lien on the Term Loan Priority Collateral;

WHEREAS, the Grantors, the financial institutions from time to time party thereto as lenders (collectively, the “Term Loan Lenders”) and the Term Loan Agent are parties to that certain Term Loan and Security Agreement dated as of February 18, 2011 (the “Initial Term Loan Credit Agreement”), pursuant to which the Term Loan Lenders shall make a term loan credit facility available to the Borrowers secured by a second Lien on the ABL Priority Collateral and a first lien on the Term Loan Priority Collateral; and

WHEREAS, the ABL Agent, for and on behalf of the ABL Claimholders, and the Term Loan Agent, for and on behalf of the Term Loan Claimholders, desire to enter into this Agreement to (i) confirm the relative priorities of their respective Liens in the assets and properties of the Grantors and (ii) provide for the orderly sharing among them, in accordance with such priorities, of the Proceeds of such assets and properties upon any foreclosure thereon or other disposition thereof.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1

SECTION 1

DEFINITIONS

1.1          Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

“ABL Agent” has the meaning set forth in the introductory paragraph of this Agreement and shall include any “Collateral Agent” under and as defined in any ABL Credit Agreement then in existence.

“ABL Bank Product Provider” shall mean any “Bank Product Provider”, as such term is defined in the ABL Credit Agreement and shall include any similar term in the ABL Credit Agreement then in existence.

“ABL Claimholders” shall mean, at any relevant time, the holders of ABL Obligations at such time, including without limitation the ABL Lenders, the ABL Agent and any other agent under the ABL Credit Agreement, and including, in the case of Bank Products, ABL Bank Product Providers.

“ABL Collateral Documents” shall mean the ABL Credit Agreement and any other agreement, document or instrument pursuant to which a Lien is granted securing any ABL Obligations or under which rights or remedies with respect to such Liens are governed.

“ABL Credit Agreement” shall mean (a) the Initial ABL Credit Agreement (as defined in the recitals hereto) and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or Instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred to extend, increase (subject to the limitations set forth herein), or Refinance in whole or in part the Indebtedness and other obligations outstanding under the (i) Initial ABL Credit Agreement or (ii) any subsequent ABL Credit Agreement (as amended, restated, supplemented or modified from time to time), unless such agreement or Instrument expressly provides that it is not intended to be and is not an ABL Credit Agreement hereunder.  Any reference to the ABL Credit Agreement hereunder shall be deemed a reference to any ABL Credit Agreement then in existence.

“ABL Credit Documents” shall mean the ABL Credit Agreement and the other Financing Agreements (as defined in the ABL Credit Agreement and including any similar term used in the ABL Credit Agreement then in existence), any agreement, document and Instrument providing for or evidencing the Bank Product Debt and each of the other agreements, documents and Instruments providing for or evidencing any other ABL Obligation, and any other document or Instrument executed or delivered at any time in connection with any ABL Obligations, including any intercreditor or joinder agreement among holders of ABL Obligations, to the extent such agreements are effective at the relevant time, as each may be modified from time to time.

“ABL Enforcement Date” shall mean the date which is 90 days after the occurrence of (i) an Event of Default (under and as defined in the ABL Credit Agreement) and the demand by the ABL Agent for the payment of the ABL Obligations under the ABL Credit Documents and (ii) the ABL Agent’s receipt of written notice from the Term Loan Agent certifying that an Event of Default (under and as defined in the Term Loan Credit Agreement) has occurred and is continuing and that the demand for the payment of the Term Loan Obligations under the Term Loan Credit Documents has been made; provided that the ABL Enforcement Date shall be stayed and thereby deemed not to have occurred (1) at any time that the Term Loan Agent or any of the Term Loan Claimholders have commenced and are then diligently pursuing any Enforcement Action with respect to all or a material portion of the Term Loan Priority

Collateral, (2) at any time any Grantor is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding or (3) if the acceleration of the ABL Obligations under the ABL Credit Documents is rescinded in accordance with the terms of the ABL Credit Agreement.

“ABL Lenders” shall mean any “Lender” as such term is defined in the ABL Credit Agreement.

“ABL Obligations” shall mean any and all loans, letter of credit obligations and all other obligations, liabilities and Indebtedness of every kind, nature and description owing by any Grantor under or in respect of (a) the ABL Credit Agreement, (b) the other ABL Credit Documents, (c) Bank Products with ABL Bank Product Providers and (d) all Guaranty Obligations, fees, expenses, indemnities and other amounts payable from time to time pursuant to the ABL Credit Documents, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding; provided that the aggregate principal amount of, without duplication, any revolving credit commitments, revolving credit loans, letters of credit, term loans, bonds, debentures, notes or similar Instruments (excluding, in any event, Bank Product Debt and any indemnity and expense reimbursement obligations) issued under the ABL Credit Agreement or any other ABL Credit Document (or any Refinancing, extension or increase thereof) in excess of $110,000,000 (the “Maximum ABL Obligations”), shall not constitute ABL Obligations for purposes of this Agreement.  “ABL Obligations” shall include (i) all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) in accordance with the rate specified in the relevant ABL Credit Document and (ii) all fees, costs and charges incurred in connection with the ABL Credit Documents and provided for thereunder, in the case of each of clause (i) and clause (ii) whether before or after commencement of an Insolvency or Liquidation Proceeding and irrespective of whether any claim for such interest, fees, costs or charges is allowed as a claim in such Insolvency or Liquidation Proceeding.

“ABL Priority Collateral” shall mean, collectively, all present and future (to the extent constituting Collateral):

(a)           Accounts of the Grantors;

(b)           Inventory of the Grantors;

(c)           to the extent evidencing, governing, secured or otherwise related to or constituting Proceeds of Accounts of the Grantors or Inventory of the Grantors, all General Intangibles, Chattel Paper, Instruments, Investment Property, books and Records of the Grantors;

(d)           all Deposit Accounts of the Grantors (other than identifiable Cash Proceeds in respect of the Term Loan Priority Collateral and other than the Term Loan Priority Account);

(e)           to the extent relating to Accounts of the Grantors or Inventory of the Grantors, Letter-of-Credit Rights, Supporting Obligations and Commercial Tort Claims of the Grantors;

(f)            Payment Intangibles of the Grantors, other than any Payment Intangibles that represent tax refunds in respect of or otherwise related to Term Loan Priority Collateral;

(g)           Indebtedness owed to Parent or any of its Subsidiaries that arises from cash advances made after the date hereof to enable the obligor(s) thereon to acquire Inventory;

(h)           collection accounts, Deposit Accounts and Commodity Accounts of the Grantors and any cash, Investment Property or other assets in such accounts (other than identifiable Cash

Proceeds in respect of Term Loan Priority Collateral and other than the Term Loan Priority Account);

(i)            cash and Cash Equivalents (as defined in the ABL Credit Agreement) of the Grantors, other than cash and Cash Equivalents (as defined in the ABL Credit Agreement) that are identifiable Cash Proceeds of Term Loan Priority Collateral and other than cash and Cash Equivalents (as defined in the ABL Credit Agreement) that are held in the Term Loan Priority Account;

(j)            books and Records pertaining to any of the foregoing; and

(k)           accessions to, substitutions for and replacements, products and Proceeds (including insurance proceeds) of the Property and assets described in the foregoing clauses (a) through (j).

“ABL Priority Collateral Disposition” has the meaning set forth in Section 5.1(a)(ii).

“ABL Priority Collateral Exercise of Remedies” has the meaning set forth in Section 5.1(a)(i)

“ABL Priority Collateral Subordinated Lien Release” has the meaning set forth in Section 5.1(a).

“Accounts” shall mean, as to any Grantor, all present and future rights of such Person to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by Chattel Paper or an Instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with such card.

“Affiliate” shall mean, with respect to a specified Person, any other Person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds ten percent (10%) or more of any class of Voting Stock of such Person or other equity interests in such Person, (b) any Person of which such Person beneficially owns or holds ten percent (10%) or more of any class of Voting Stock or in which such Person beneficially owns or holds ten percent (10%) or more of the equity interests and (c) any director or executive officer of such Person.  For the purposes of this definition, the term “control” (including with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

“Agent” shall mean the ABL Agent or the Term Loan Agent, as applicable.

“Aggregate Principal Exposure” shall mean that the aggregate principal amount of, without duplication, any issued but undrawn letters of credit, any reimbursement obligations for drawn letters of credit, term loans, revolving loans, bonds, debentures, notes or similar Instruments (excluding, in any event, Bank Product Debt) issued under the ABL Credit Documents or the Term Loan Credit Documents, as applicable.

“Agreement” shall mean this Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Bank Product” has the meaning set forth in the ABL Credit Agreement and shall include any similar term under the ABL Credit Agreement then in existence.

“Bank Product Debt” of any Person shall mean the Indebtedness and other obligations of such Person pursuant to any Bank Products.

“Bankruptcy Code” shall mean the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Bankruptcy Law” shall mean the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Borrowers” has the meaning set forth in the introductory paragraph of this Agreement.

“Business Day” shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York.

“Capital Lease” shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

“Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

“Cash Proceeds” has the meaning set forth in the UCC.

“Certificated Security” has the meaning set forth in the UCC.

“Chattel Paper” has the meaning set forth in the UCC.

“Claimholders” shall mean the Term Loan Claimholders and the ABL Claimholders.

“Code” shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

“Collateral” shall mean all of the assets and property of any Grantor, whether real, personal or mixed, tangible or intangible, with respect to which a Lien is granted, or required to be granted, as security for any ABL Obligations or Term Loan Obligations.

“Commercial Tort Claim” has the meaning set forth in the UCC.

“Commodity Account” has the meaning set forth in the UCC.

“Control Agent” has the meaning set forth in Section 5.3(a).

“Control Collateral” shall mean any Collateral consisting of any Certificated Security, Instrument, Deposit Accounts and cash.

“Controlled Account” shall mean those certain Deposit Accounts of any Grantor subject to Liens under the terms of the ABL Collateral Documents and the Term Loan Collateral Documents.

“Credit Documents” shall mean the Term Loan Credit Documents and the ABL Credit Documents.

“Deposit Account” has the meaning set forth in the UCC.

“DIP Financing” has the meaning set forth in Section 6.1.

“Discharge of ABL Obligations” shall mean (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such interest is, or would be, allowed in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the ABL Credit Documents and termination of all commitments to lend or otherwise extend credit under the ABL Credit Documents, (b) payment in full in cash of all other ABL Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including legal fees and other expenses, costs or charges accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such fees, expenses, costs or charges is, or would be, allowed in such Insolvency or Liquidation Proceeding), (c) termination, cancellation or cash collateralization (in an amount reasonably satisfactory to the ABL Agent) of all letters of credit issued under the ABL Credit Documents and (d) termination or cash collateralization (in an amount reasonably satisfactory to the applicable ABL Bank Product Provider) of any Bank Products (to the extent that the obligations under such Bank Products constitute ABL Obligations) and the payment in full in cash of all Bank Product Debt (to the extent such Bank Product Debt constitutes ABL Obligations), subject, with respect to the aggregate amount of the items set forth in the foregoing clauses (a) through (d), to the limitations set forth in the definition of Maximum ABL Obligations.

“Discharge of Term Loan Obligations” shall mean (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such interest is, or would be, allowed in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the Term Loan Credit Documents and termination of all commitments to lend or otherwise extend credit under the Term Loan Credit Documents, (b) payment in full in cash of all other Term Loan Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including legal fees and other expenses, costs or charges accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such fees, expenses, costs or charges is, or would be, allowed in such Insolvency or Liquidation Proceeding) and (c) termination, cancellation or cash collateralization (in an amount reasonably satisfactory to the Term Loan Agent) of all letters of credit issued under the Term Loan Credit Documents.

“Disqualified Equity Interests” has the meaning set forth in the ABL Credit Agreement or the Term Loan Credit Agreement, as applicable.

“Document” has the meaning set forth in the UCC.

“Domestic Subsidiaries” shall mean, with respect to any Person, any Subsidiary of such Person which is incorporated or organized under the laws of any state of the United States or the District of Columbia, other than any direct or indirect Subsidiary of a Foreign Subsidiary.

“Electronic Chattel Paper” has the meaning set forth in the UCC.

“Enforcement Action” shall mean the exercise of any rights or remedies against any Collateral, including, without limitation, any right to take possession or control of any Collateral under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement, any right of set-off or recoupment and any enforcement, collection, execution, levy or foreclosure action or proceeding taken against the Collateral.  With respect to the ABL Agent, none of the following actions, unless taken in connection with another action described in the previous sentence, shall be deemed to constitute an Enforcement Action: (a) the notification of account debtors of one or more Grantors and/or the collection of any amounts, directly or indirectly, from such account debtors or (b) the exercise of dominion or control over any bank account, collection account, concentration account or investment account of any one or more of the Grantors and/or the receipt by the ABL Agent of, or the recourse of the ABL Agent to, any amounts or other assets at any time contained in any of the foregoing (including the actions of the ABL Agent pursuant to Section 6.6(c) of the ABL Credit Agreement or any similar provisions in the ABL Credit Agreement then in existence, upon the occurrence of a Cash Dominion Event (as defined in the ABL Credit Agreement) or a similar event under the ABL Credit Agreement then in existence).

“Equipment” has the meaning set forth in the UCC.

“Fixtures” has the meaning set forth in the UCC.

“Foreign Subsidiary” shall mean, with respect to any Person, any Subsidiary of such Person which is not a Domestic Subsidiary.

“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied.

“General Intangible” has the meaning set forth in the UCC.

“Goods” has the meaning set forth in the UCC.

“Grantors” has the meaning set forth in the introductory paragraph of this Agreement.

“Guaranty Obligations” shall mean, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable Instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such

Indebtedness, or (d) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof.  The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

“Hedge Agreement” shall mean a swap agreement as such term is defined in 11 U.S.C. Section 101, and including any rate swap agreement, basis swap, forward rate agreement, commodity swap, interest rate option, forward foreign exchange agreement, spot foreign exchange agreement, rate cap agreement rate, floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option, and any other similar agreement (including any option to enter into any of the foregoing or a master agreement for any the foregoing together with all supplements thereto) entered into for the purpose of protecting against or managing exposure to fluctuations in interest or exchange rates, currency valuations or commodity prices; sometimes being collectively referred to herein as “Hedge Agreements”.

“Indebtedness” shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid or accrued, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person which are due six (6) months or more from the date after such property is acquired or such services are completed, and including, without limitation, customary indemnification, adjustment of purchase price or similar obligations, earn-outs or other similar obligations, in each case, incurred in connection with a Permitted Acquisition or Permitted Disposition (but excluding trade debt and accrued expenses incurred in the ordinary course of business on normal trade terms and not overdue by more than ninety (90) days) which would appear as liabilities on a balance sheet of such Person in accordance with GAAP, (f) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (g) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any security interest in, lien or other encumbrance upon, or payable out of the proceeds of production from property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (h) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (i) the principal portion of all obligations of such Person under Capital Leases, (j) all obligations of such Person under Hedge Agreements, (k) the maximum amount of all standby letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (l) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration prior to the date which is ninety-one (91) days after the Maturity Date and other Disqualified Equity Interests, (m) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product and (n) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer, but only to the extent such Person is liable for such Indebtedness.

“Initial ABL Credit Agreement” has the meaning set forth in the recitals hereto.

“Initial Term Loan Credit Agreement” has the meaning set forth in the recitals hereto.

“Insolvency or Liquidation Proceeding” shall mean any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other Bankruptcy Law or insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

“Instrument” has the meaning set forth in the UCC.

“Intellectual Property” shall mean, as to each Grantor, such Grantor’s now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright applications, copyright registrations, trademarks, servicemarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing and all applications, registrations and recordings relating to any of the foregoing as may be filed in the United States Copyright Office, the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country or jurisdiction, together with all rights and privileges arising under applicable law with respect to any Grantor’s use of any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or servicemark, or the license of any trademark or servicemark); customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registration; software and contract rights relating to computer software programs, in whatever form created or maintained.

“Inventory” has the meaning set forth in the UCC, including all Goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such Goods, or otherwise used or consumed in the Grantors’ business.

“Investment Property” has the meaning set forth in the UCC.

“Letter-of-Credit Right” has the meaning set forth in the UCC.

“License Agreement” shall mean any agreement or other arrangement of any Grantor or any Subsidiary thereof pursuant to which such Grantor or Subsidiary has a license or other right to use any trademarks, logos, designs, representations or other Intellectual Property, material to the business of the Grantor and its Subsidiaries taken as a whole, owned by another person.

“Lien” shall mean any mortgage, pledge, hypothecation, collateral assignment, security deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), hypothec, preference, priority, or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement filed under the UCC as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

“Maturity Date” has the meaning set forth in the ABL Credit Agreement or the Term Loan Credit Agreement, as applicable, and shall include a similar term under the ABL Credit Agreement or the Term Loan Credit Agreement then in existence.

“Maximum ABL Obligations” has the meaning set forth in the definition of ABL Obligations.

“Maximum Term Loan Obligations” has the meaning set forth in the definition of Term Loan Obligations.

“Obligations” shall mean Term Loan Obligations or the ABL Obligations, as applicable.

“Payment Intangible” has the meaning set forth in the UCC.

“Person” shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

“Priority Agent” shall mean, with respect to the ABL Priority Collateral, the ABL Agent and, with respect to the Term Loan Priority Collateral, the Term Loan Agent.

“Priority Claimholders” shall mean, with respect to the ABL Priority Collateral, the ABL Claimholders and, with respect to the Term Loan Priority Collateral, the Term Loan Claimholders.

“Priority Collateral” shall mean, with respect to the ABL Agent and the other ABL Claimholders, the ABL Priority Collateral and, with respect to the Term Loan Agent and the other Term Loan Claimholders, the Term Loan Priority Collateral.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Proceeds” has the meaning set forth in the UCC.

“Receivables” shall mean all of the following now owned or hereafter arising or acquired property of each Grantor: (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all Payment Intangibles; (d) letters of credit, indemnities, guarantees, security or other deposits and Proceeds thereof issued payable to such Grantor or otherwise in favor of or delivered to such Grantor in connection with any Account; or Inventory or (e) all other accounts and other forms of obligations owing to any Grantor arising from the sale or lease of Inventory or Accounts or the rendition of services.

“Real Property Collateral” shall mean any and all present and future real Property (whether owned or leased) and Fixtures of the Grantors.

“Records” shall mean, as to each Grantor, all of such Grantor’s present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of any Grantor with respect to the foregoing maintained with or by any other person).

“Recovery” has the meaning set forth in Section 6.7.

“Refinance” shall mean, in respect of any Indebtedness, to refinance, replace or repay, or to issue other Indebtedness, in exchange or replacement for, such Indebtedness.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Required Lenders” shall mean with respect to the ABL Credit Agreement or the Term Loan Credit Agreement, as applicable, those ABL Lenders or Term Loan Lenders, as applicable, the approval of which is required to approve an amendment or modification of, termination or waiver of any provision of or consent to any departure from the ABL Credit Agreement or the Term Loan Credit Agreement (or would be required to effect such consent under this Agreement if such consent were treated as an amendment of the ABL Credit Agreement or the Term Loan Credit Agreement) as applicable.

“Subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

“Supporting Obligation” has the meaning set forth in the UCC.

“Term Loan Agent” has the meaning set forth in the introductory paragraph of this Agreement and shall include any “Collateral Agent” under and as defined in any Term Loan Credit Agreement then in existence.

“Term Loan Claimholders” shall mean, at any relevant time, the holders of Term Loan Obligations at such time, including without limitation the Term Loan Lenders, the Term Loan Agent and any other agent under the Term Loan Credit Agreement.

“Term Loan Collateral Documents” shall mean the Term Loan Credit Agreement and any other agreement, document or instrument pursuant to which a Lien is granted securing any Term Loan Obligations or under which rights or remedies with respect to such Liens are governed.

“Term Loan Credit Agreement” shall mean (a) the Initial Term Loan Credit Agreement (as defined in the recitals hereto) and (b) any one or more other credit agreements, loan agreements, note agreements, promissory notes, indentures or other agreements or Instruments evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred to extend, increase or add to (subject to the limitations set forth herein), or Refinance in whole or in part the Indebtedness and other obligations outstanding under the Initial Term Loan Credit Agreement or any subsequent Term Loan Credit Agreement (as amended, restated, supplemented or modified from time to time), unless such agreement or Instrument expressly provides that it is not intended to be and is not a Term Loan Credit Agreement hereunder.  Any reference to the Term Loan Credit Agreement hereunder shall be deemed a reference to any Term Loan Credit Agreement then in existence.  For the avoidance of doubt, any agreement, document or Instrument governing Specified Refinancing Indebtedness or Permitted Other Indebtedness (each as defined in the Term Loan Credit Agreement) or any other Indebtedness permitted under the ABL Credit Agreement to be secured by Liens on the Term Loan Priority Collateral that are prior to the Liens on the Term Loan Priority Collateral securing the ABL Obligations may constitute a Term Loan Credit Agreement hereunder.

“Term Loan Credit Documents” shall mean the Term Loan Credit Agreement, the other Financing Agreements (as defined in the Term Loan Credit Agreement and including any similar term used in the Term Loan Credit Agreement then in existence) and any other document or Instrument executed or delivered at any time in connection with any Term Loan Obligations, including any intercreditor or joinder agreement among holders of Term Loan Obligations, to the extent such are effective at the relevant time, as each may be modified from time to time in accordance with this Agreement.

“Term Loan Enforcement Date” shall mean the date which is 90 days after the occurrence of (i) an Event of Default (under and as defined in the Term Loan Credit Agreement) and the demand by the Term Loan Agent for the payment of the Term Loan Obligations under the Term Loan Credit Documents and (ii) the Term Loan Agent’s receipt of written notice from the ABL Agent certifying that an Event of Default (under and as defined in the ABL Credit Agreement) has occurred and is continuing and that the demand for the payment of the ABL Obligations under the ABL Credit Documents has been made; provided that the Term Loan Enforcement Date shall be stayed and thereby deemed not to have occurred (1) at any time that the ABL Agent or the ABL Claimholders have commenced and are then diligently pursuing any Enforcement Action with respect to all or a material portion of the ABL Priority Collateral, (2) at any time any Grantor is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding or (3) if the acceleration of the Term Loan Obligations under the Term Loan Credit Documents is rescinded in accordance with the terms of the Term Loan Credit Agreement.

“Term Loan Lenders” has the meaning set forth in the recitals hereto.

“Term Loan Obligations” shall mean all Term Loan Obligations outstanding under (i) the Term Loan Credit Agreement, (ii) the other Term Loan Credit Documents, and (iii) all Guaranty Obligations, fees, expenses, indemnities and other amounts payable from time to time pursuant to the Term Loan Credit Documents, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding; provided that the aggregate principal amount of any term loan issued under the Term Loan Credit Agreement or any other Term Loan Credit Document (or any Refinancing, extension or increase thereof) (excluding, in any event, any indemnity and expense reimbursement obligations) in excess of $390,500,000 (the “Maximum Term Loan Obligations”) shall not constitute Term Loan Obligations for purposes of this Agreement.  “Term Loan Obligations” shall include (x) all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) in accordance with the rate specified in the relevant Term Loan Credit Document and (y) all reasonable fees, costs and charges incurred in connection with the Term Loan Credit Documents and provided for thereunder, in the case of each of clause (x) and clause (y) whether before or after commencement of an Insolvency or Liquidation Proceeding, and irrespective of whether any claim for such interest, fees, costs or charges is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Term Loan Priority Account” shall mean that certain Deposit Account of the Grantors subject to a blocked account control agreement in favor of the Control Agent on behalf of the Term Loan Agent and the ABL Agent in which solely the proceeds of Term Loan Priority Collateral are maintained.

“Term Loan Priority Collateral” shall mean:

(a)           all Collateral (including the Term Loan Priority Account and any and all assets held therein or credited thereto) other than ABL Priority Collateral; and

(b)           all Proceeds (including insurance proceeds) and products of the Property and assets described in the foregoing clause (a).

“Term Loan Priority Collateral Disposition” has the meaning set forth in Section 5.1(d)(ii).

“Term Loan Priority Collateral Exercise of Remedies” has the meaning set forth in Section 5.1(d)(i).

“Term Loan Priority Collateral Subordinated Lien Release” has the meaning set forth in Section 5.1(d).

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time; provided that to the extent that the Uniform Commercial Code is used to define any term in this Agreement and such term is defined differently in differing Articles of the Uniform Commercial Code, the definition of such term contained in Article 9 thereof shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, publication or priority of, or remedies with respect to, any Lien is governed by the Uniform Commercial Code (or any similar or equivalent legislation) as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code (or such similar or equivalent legislation) as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Voting Stock” shall mean, with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

1.2           Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, Instrument or other document herein shall be construed as referring to such agreement, Instrument or other document as from time to time amended, supplemented or otherwise modified, subject to any limitations thereon set forth herein, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Exhibits or Sections shall be construed to refer to Exhibits or Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2

LIEN PRIORITIES

2.1          Scope of Collateral.  The ABL Agent, for and on behalf of the ABL Claimholders, hereby acknowledges that the Term Loan Agent, for and on behalf of the Term Loan Claimholders, has been granted Liens upon all of the Collateral pursuant to the Term Loan Credit Documents to secure the Term Loan Obligations.  The Term Loan Agent, for and on behalf of the Term Loan Claimholders, hereby acknowledge that the ABL Agent, for and on behalf of the ABL Claimholders, has been granted Liens upon all of the Collateral pursuant to the ABL Credit Documents to secure the ABL Obligations.

2.2          Priority.

(a)           Notwithstanding the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a Lien in favor of any Claimholder in any ABL Priority Collateral, and notwithstanding any conflicting terms or conditions which may be contained in any of the Credit Documents, subject to Section 2.2(c), the Liens upon the ABL Priority Collateral securing the ABL Obligations shall have priority over the Liens upon the ABL Priority Collateral securing the Term Loan Obligations and such Liens upon the ABL Priority Collateral securing the Term Loan Obligations are and shall be junior and subordinate to the Liens upon the ABL Priority Collateral securing the ABL Obligations in all respects.

(b)           Notwithstanding the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfection a Lien in favor of any Claimholder in any Term Loan Priority Collateral, and notwithstanding any conflicting terms or conditions which may be contained in any of the Credit Documents, subject to Section 2.2(c), the Liens upon the Term Loan Priority Collateral securing the Term Loan Obligations shall have priority over the Liens upon the Term Loan Priority Collateral securing the ABL Obligations and such Liens upon the Term Loan Priority Collateral securing the ABL Obligations are and shall be junior and subordinate to the Liens upon the Term Loan Priority Collateral securing the Term Loan Obligations in all respects.

(c)           Notwithstanding the foregoing clauses (a) and (b) or anything else in this Agreement to the contrary, the Aggregate Principal Exposure of extensions of credit made by the ABL Lenders to any of the Grantors that exceed the Maximum ABL Obligations, shall not be considered ABL Obligations for purposes of the Lien priority set forth in Section 2.2(a) above with respect to the ABL Priority Collateral.  To the extent provided under the ABL Credit Documents, all such extensions of credit in excess of the Maximum ABL Obligations shall continue to be secured by the ABL Priority Collateral; provided, that the Liens on the ABL Priority Collateral securing such extensions of credit in excess of the Maximum ABL Obligations shall be junior and subordinate to the Liens on the ABL Priority Collateral securing the Term Loan Obligations.  Notwithstanding the foregoing clauses (a) and (b) or anything else in this Agreement to the contrary, the Aggregate Principal Exposure of extensions of credit made by the Term Loan Lenders to any of the Grantors that exceed the Maximum Term Loan Obligations, shall not be considered Term Loan Obligations for purposes of the Lien priority set forth in Section 2.2(b) above with respect to the Term Loan Priority Collateral.  To the extent provided under the Term Loan Credit Documents, all such extensions of credit in excess of the Maximum Term Loan Obligations shall continue to be secured by the Term Loan Priority Collateral; provided, that the Liens on the Term Loan Priority Collateral securing such extensions of credit in excess of the Maximum Term Loan Obligations shall be junior and subordinate to the Liens on the Term Loan Priority Collateral securing the ABL Obligations

2.3          Failure to Perfect.  Subject to Section 2.2(c), the Liens upon the ABL Priority Collateral securing the ABL Obligations shall be and remain senior in all respects and prior to the Liens on the ABL Priority Collateral securing the Term Loan Obligations, and the Liens on the Term Loan Priority Collateral securing the Term Loan Obligations shall be and remain senior in all respects and prior to the Liens on the Term Loan Priority Collateral securing the ABL Obligations, notwithstanding any failure of any Claimholder to perfect its Lien upon its respective Priority Collateral, the subordination of its Lien on such Priority Collateral to any Lien securing any other obligation of any Grantor, or the avoidance, invalidation or lapse of its Lien on such Priority Collateral.

2.4          Prohibition on Contesting Liens.  Each of the ABL Agent, for itself and on behalf of each ABL Claimholder and the Term Loan Agent, for itself and on behalf of each Term Loan Claimholder, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of a Lien held by or on behalf of any of the Term Loan Claimholders in any Collateral or by or on behalf of any of the ABL Claimholders in any Collateral, as the case may be; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any such party to enforce this Agreement, including the priority of the Lien held by it or for its benefit on its respective Collateral as provided in Sections 2.2 and 3.1.

2.5          New Liens.  Subject to Section 6, each Grantor agrees not to grant any Lien on any of its assets or properties, or permit any of its Subsidiaries to grant a Lien on any of its assets or properties, in favor of any Agent or any Claimholders unless it, or such Subsidiary, has granted a similar Lien on such assets or properties in favor of the other Agent or the other Claimholders, subject to the Lien priority and other provisions hereof.  To the extent that the foregoing provisions are not complied with for any reason, each Agent, on behalf of the applicable Claimholders, agrees (without the need for any further consent of any Grantor) that it shall be deemed to also hold and have held such Lien as agent or bailee for the benefit of the other Agent as security for the Claimholders represented by such other Agent (subject to the Lien priority and other terms hereof) and shall promptly notify the other Agent in writing of the existence of such Lien upon becoming aware thereof.

SECTION 3

ENFORCEMENT

3.1          Enforcement.

(a)           So long as the Discharge of ABL Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor:

(i)            the Term Loan Agent and the Term Loan Claimholders:

(A)          from the date hereof until the occurrence of the Term Loan Enforcement Date, will not take any Enforcement Action with respect to any ABL Priority Collateral;

(B)           will not contest, protest or object to, or otherwise interfere with, hinder, or delay, any Enforcement Action by the ABL Agent or any other ABL Claimholder with respect to the ABL Priority Collateral; provided that the respective interests of the Term Loan Claimholders attach to the proceeds thereof, subject to the relative priorities described in Section 2 and Section 4; and

(C)           subject to the rights of the Term Loan Agent under clause (i)(A) above, will not contest, protest or object to the forbearance by the ABL Agent or the other ABL Claimholders from bringing or pursuing any Enforcement Action with respect to the ABL Priority Collateral;

(ii)           subject to Section 5.1, the ABL Agent and the other ABL Claimholders shall have the exclusive right to commence and, if applicable, maintain an Enforcement Action and make determinations regarding the release, disposition, or restrictions with respect to the ABL Priority Collateral without any consultation with or the consent of the Term Loan Agent or any other Term Loan Claimholder; provided, that

(A)          in any Insolvency or Liquidation Proceeding commenced by or against any Grantor, the Term Loan Agent may file a claim or statement of interest with respect to the Term Loan Obligations;

(B)           the Term Loan Agent may take any action (not adverse to the Liens on the ABL Priority Collateral securing the ABL Obligations, or the rights of the ABL Agent or the other ABL Claimholders to exercise remedies in respect thereof) in order to preserve or protect their Liens on the ABL Priority Collateral;

(C)           the Term Loan Claimholders shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Term Loan Claimholders, including without limitation any claims secured by the ABL Priority Collateral, in each case in accordance with the terms of this Agreement;

(D)          in any Insolvency or Liquidation Proceeding, the Term Loan Claimholders shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either Bankruptcy Law or applicable non-bankruptcy law, in each case in accordance with the terms of this Agreement; and

(E)           in any Insolvency or Liquidation Proceeding, the Term Loan Claimholders shall be entitled to vote on any plan of reorganization, except to the extent inconsistent with the provisions hereof.

(b)           So long as the Discharge of Term Loan Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor:

(i)            the ABL Agent and the ABL Claimholders:

(A)          from the date hereof until the occurrence of the ABL Enforcement Date, will not take any Enforcement Action with respect to any Term Loan Priority Collateral;

(B)           will not contest, protest or object to, or otherwise interfere with, hinder, or delay, any Enforcement Action by the Term Loan Agent or any other Term Loan Claimholder with respect to the Term Loan Priority Collateral; provided that the respective interests of the ABL Claimholders attach to the proceeds thereof, subject to the relative priorities described in Section 2 and Section 4; and

(C)           subject to the rights of the ABL Agent under clause (i)(A) above, will not contest, protest or object to the forbearance by the Term Loan Agent or the other Term Loan Claimholders from bringing or pursuing any Enforcement Action with respect to the Term Loan Priority Collateral;

(ii)           subject to Section 5.1, the Term Loan Agent and the other Term Loan Claimholders shall have the exclusive right to commence and, if applicable, maintain an Enforcement Action and make determinations regarding the release, disposition, or restrictions with respect to the Term Loan Priority Collateral without any consultation with or the consent of the ABL Agent or any other ABL Claimholder; provided, that

(A)          in any Insolvency or Liquidation Proceeding commenced by or against any Grantor, the ABL Agent may file a claim or statement of interest with respect to the ABL Obligations;

(B)           the ABL Agent may take any action (not adverse to the Liens on the Term Loan Priority Collateral securing the Term Loan Obligations, or the rights of the Term Loan Agent or the other Term Loan Claimholders to exercise remedies in respect thereof) in order to preserve or protect their Liens on the Term Loan Priority Collateral;

(C)           the ABL Claimholders shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the ABL Claimholders, including without limitation any claims secured by the Term Loan Priority Collateral, in each case in accordance with the terms of this Agreement;

(D)          in any Insolvency or Liquidation Proceeding, the ABL Claimholders shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either Bankruptcy Law or applicable non-bankruptcy law, in each case in accordance with the terms of this Agreement; and

(E)           in any Insolvency or Liquidation Proceeding, the ABL Claimholders shall be entitled to vote on any plan of reorganization, except to the extent inconsistent with the provisions hereof.

(c)           In exercising rights and remedies with respect to its or their Priority Collateral, the applicable Priority Agent and the Priority Claimholders may enforce the provisions of their respective Credit Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion.  Such exercise and enforcement shall include the rights of an agent appointed by the applicable Priority Agent and the Priority Claimholders to sell or otherwise dispose of such Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(d)           Each Agent, on behalf of itself and Claimholders for which it acts as Agent, agrees that it will not take or receive any Collateral or any Proceeds of Collateral in connection with the exercise of any right or remedy (including set-off or recoupment) with respect to any Collateral, except to the extent such Collateral, or Proceeds thereof, constitutes its Priority Collateral, and that any such Collateral or Proceeds thereof taken or received by it that does not constitute its Priority Collateral will be paid over to the applicable Priority Agent pursuant to Section 4.2, unless and until (i) with respect to the ABL Priority Collateral, the Discharge of ABL Obligations has occurred and (ii) with respect to the Term Loan Priority Collateral, the Discharge of Term Loan Obligations has occurred, each except as expressly provided in Section 6.4.  Without limiting the generality of the foregoing, (i) unless and until the Discharge of ABL Obligations has occurred, the sole right of the Term Loan Agent and the Term Loan Claimholders with respect to the ABL Priority Collateral is to hold a Lien on the ABL Priority Collateral pursuant to the Term Loan Credit Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of the ABL Obligations has occurred in accordance with the terms of the ABL Credit Documents and applicable law and (ii) unless and until the Discharge of the Term Loan Obligations has occurred, the sole right of the ABL Agent and the ABL Claimholders with respect to the Term Loan Priority Collateral is to hold a Lien on the Term Loan Priority Collateral pursuant to the ABL Credit Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Term Loan Obligations has occurred in accordance with the terms of the Term Loan Credit Documents and applicable law.

(e)           Subject to the proviso in clause (ii) of Section 3.1(a) or the proviso in clause (ii) of Section 3.1(b), as applicable, each Agent, for itself and on behalf of the Claimholders for which it acts as Agent, (i) agrees that neither it nor such Claimholders will take any action that would hinder, delay or impede any exercise of remedies by the other Agent and other Claimholders under the Credit Agreements with respect to such other Claimholders’ respective Priority Collateral, including any sale, lease, exchange, transfer or other disposition of such Priority Collateral, whether by foreclosure or otherwise, and (ii) hereby waives any and all rights it or the Claimholders for which it acts as Agent may have as a junior lien creditor or otherwise to object to the manner or order in which the Priority Agent or the other Priority Claimholders seek to enforce the Liens granted in their respective Priority Collateral.

3.2          Actions Upon Breach.

(a)           If any Claimholder commences or participates in any Enforcement Action against any Grantor or the Collateral in violation of this Agreement, the Agent for the other group of Claimholders may interpose in the name of such other Claimholders or in the name of such Grantor the making of this Agreement as a defense or dilatory plea.

(b)           Should any Claimholder in any way take, or attempt or threaten to take, contrary to this Agreement, any Enforcement Action with respect to Collateral, or fail to take any action required by this Agreement, the Agent for the other group of Claimholders (in its own name or in the name of a Grantor) may obtain relief against such offending Claimholder by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by all of the Claimholders that (i) the damages from such actions may be difficult to ascertain and may be irreparable, and (ii) the offending Claimholder waives any defense that the other group of Claimholders cannot demonstrate damage or be made whole by the awarding of damages.

3.3          Access to Books and Records.  In the event that the Priority Agent or any of the applicable Priority Claimholders shall, in the exercise of their respective rights under the applicable Credit Document, receive possession or control of any books and Records of any Grantor which contain information identifying or pertaining to any Priority Collateral, the Priority Agent or the applicable Priority Claimholder receiving possession or control of such books and Records shall use its commercially reasonable efforts to notify the other Agent that it has received such books and Records and shall, as promptly as practicable thereafter, make such books and Records available for inspection and duplication by such other Agent so notified; provided that the Priority Agent and the applicable Priority Claimholders shall have no liability to the other Agent for failure to do so.

SECTION 4

PAYMENTS

4.1          Application of Proceeds.

(a)           So long as the Discharge of ABL Obligations has not occurred, (i) any Proceeds of ABL Priority Collateral received in connection with the sale or other disposition of the ABL Priority Collateral (other than a sale or other disposition permitted by the terms of the ABL Credit Documents and with respect to which prepayment of the ABL Obligations with the proceeds thereof is not required by the terms of the ABL Credit Documents), or collection on the ABL Priority Collateral upon the exercise of remedies or receipt of proceeds of ABL Priority Collateral received pursuant to an Insolvency or Liquidation Proceeding, shall be applied by the ABL Agent to the ABL Obligations in such order as specified in the relevant ABL Credit Documents and (ii) if an Event of Default (as defined in the ABL Credit Agreement) has occurred and is continuing, no Proceeds of ABL Priority Collateral may be applied to the Term Loan Obligations.  Upon the Discharge of the ABL Obligations, the ABL Agent shall deliver to the Term Loan Agent any Proceeds of ABL Priority Collateral held by it in the same form as received, with any necessary endorsements or, as a court of competent jurisdiction may otherwise direct, to be applied by the Term Loan Agent to the Term Loan Obligations in such order as specified in the Term Loan Credit Documents.

(b)           So long as the Discharge of Term Loan Obligations has not occurred, (i) any Proceeds of Term Loan Priority Collateral received in connection with the sale or other disposition of the Term Loan Priority Collateral (other than a sale or other disposition permitted by the terms of the Term Loan Credit Documents and with respect to which prepayment of the Term Loan Obligations with the proceeds thereof is not required by the terms of the Term Loan Credit Documents) or any receipt by any Grantor of any Proceeds of the Term Loan Priority Collateral (regardless of whether an Event of Default (as defined in the ABL Credit Agreement) shall have occurred and be continuing or a Cash Dominion Event (as defined in the ABL Credit Agreement) shall then exist) resulting from an event which would otherwise require the prepayment of the Term Loan Obligations as required pursuant to Section 2.3(b) of the Term Loan Credit Agreement, or collection on the Term Loan Priority Collateral upon the exercise of remedies or receipt of proceeds of Term Loan Priority Collateral received pursuant to an Insolvency or Liquidation Proceeding, shall be applied by the Term Loan Agent to the Term Loan Obligations in such order as specified in the relevant Term Loan Credit Documents and (ii) if an Event of Default (as defined in the Term Loan Credit Agreement) has occurred and is continuing, no Proceeds of Term Loan Priority Collateral may be applied to the ABL Obligations.  Upon the Discharge of the Term Loan Obligations, the Term Loan Agent shall deliver to the ABL Agent any Proceeds of Term Loan Priority Collateral held by it in the same form as received, with any necessary endorsements or, as a court of competent jurisdiction may otherwise direct, to be applied by the ABL Agent to the ABL Obligations in such order as specified in the ABL Credit Documents.

(c)           The Grantors shall segregate Proceeds of Term Loan Priority Collateral in excess of $1,000,000 in any fiscal year from ABL Priority Collateral and shall promptly provide an accounting thereof to the Term Loan Agent and the ABL Agent upon any sale, disposition or other receipt of Proceeds therefrom.  Notwithstanding anything to the contrary contained in this

Agreement or in the ABL Credit Documents or in the Term Loan Credit Documents, only Proceeds of Term Loan Priority Collateral shall be deposited in the Term Loan Priority Account.

4.2          Payment Turnover.

(a)           So long as the Discharge of ABL Obligations has not occurred, any ABL Priority Collateral or Proceeds thereof (together with assets or Proceeds subject to Liens referred to in Section 6.4) received by the Term Loan Agent or any other Term Loan Claimholders in connection with the exercise of any right or remedy (including set-off or recoupment) or otherwise in respect of the ABL Priority Collateral shall be segregated and held in trust and forthwith paid over to the ABL Agent for the benefit of the ABL Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.  The ABL Agent is hereby authorized to make any such endorsements as agent for the Term Loan Agent or any such Term Loan Claimholders.  This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

(b)           So long as the Discharge of Term Loan Obligations has not occurred, any Term Loan Priority Collateral or Proceeds thereof (together with assets or Proceeds subject to Liens referred to in Section 6.4) received by the ABL Agent or any other ABL Claimholders in connection with the exercise of any right or remedy (including set-off or recoupment) or otherwise in respect of the Term Loan Priority Collateral shall be segregated and held in trust and forthwith paid over to the Term Loan Agent for the benefit of the Term Loan Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.  The Term Loan Agent is hereby authorized to make any such endorsements as agent for the ABL Agent or any such ABL Claimholders.  This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

SECTION 5

OTHER AGREEMENTS

5.1          Releases.

(a)           If, in connection with:

(i)            the exercise of any ABL Agent’s remedies in respect of the ABL Priority Collateral, including any sale, lease, exchange, transfer or other disposition of any such Collateral (an “ABL Priority Collateral Exercise of Remedies”); or

(ii)           any sale, lease, exchange, transfer or other disposition of any ABL Priority Collateral permitted or otherwise consented to under the terms of the ABL Credit Documents (whether or not an event of default thereunder, and as defined therein, has occurred and is continuing) (an “ABL Priority Collateral Disposition”);

the ABL Agent, for itself or on behalf of any of the ABL Claimholders, releases any of its Liens on any part of the ABL Priority Collateral other than in connection with the Discharge of the ABL Obligations, then the Liens of the Term Loan Agent, for itself or for the benefit of the Term Loan Claimholders, on such ABL Priority Collateral, shall be automatically, unconditionally and simultaneously released (the “ABL Priority Collateral Subordinated Lien

Release”) and the Term Loan Agent, for itself or on behalf of any such Term Loan Claimholders, promptly shall execute and deliver to the ABL Agent or such Grantor such termination statements, releases and other documents as the ABL Agent or such Grantor may request to effectively confirm such release; provided, however, that the ABL Priority Collateral Subordinated Lien Release shall not occur without the consent of the Term Loan Agent in the case of an ABL Priority Collateral Exercise of Remedies, as to any ABL Priority Collateral the net Proceeds of the disposition of which will not be applied to repay (and, to the extent applicable, to reduce permanently commitments with respect to) the ABL Obligations.

(b)           Until the Discharge of ABL Obligations occurs, the Term Loan Agent, for itself and on behalf of the Term Loan Claimholders, hereby irrevocably constitutes and appoints the ABL Agent and any officer or agent of the ABL Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Term Loan Agent or such holder or in the ABL Agent’s own name, from time to time in the ABL Agent’s discretion, for the purpose of carrying out the terms of Section 5.1(a), to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of Section 5.1(a), including any endorsements or other instruments of transfer or release.  This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

(c)           Until the Discharge of ABL Obligations occurs, to the extent that the ABL Agent for itself and on behalf of the ABL Claimholders has released any Lien on ABL Priority Collateral and any such Liens are later reinstated or the ABL Agent, on behalf of the ABL Claimholders, obtain any new Liens on the ABL Priority Collateral from Grantors, then the Term Loan Agent for itself and on behalf of the Term Loan Claimholders shall be granted a Lien on any such ABL Priority Collateral or have its Lien reinstated, as the case may be, subject to the priorities set forth in Section 2.

(d)           If, in connection with:

(i)            the exercise of the Term Loan Agent’s remedies in respect of the Term Loan Priority Collateral, including any sale, lease, exchange, transfer or other disposition of any such Collateral (a “Term Loan Priority Collateral Exercise of Remedies”); or

(ii)           any sale, lease, exchange, transfer or other disposition of any Term Loan Priority Collateral permitted or otherwise consented to under the terms of the Term Loan Credit Documents (whether or not an event of default thereunder, and as defined therein, has occurred and is continuing) (a “Term Loan Priority Collateral Disposition”);

the Term Loan Agent, for itself or on behalf of any of the Term Loan Claimholders, releases any of its Liens on any part of the Term Loan Priority Collateral other than in connection with the Discharge of the Term Loan Obligations, then the Liens of the ABL Agent, for itself or for the benefit of the ABL Claimholders, on such Term Loan Priority Collateral, shall be automatically, unconditionally and simultaneously released (the “Term Loan
Priority Collateral Subordinated Lien Release”) and the ABL Agent, for itself or on behalf of any such ABL Claimholders, promptly shall execute and deliver to the Term Loan Agent or such Grantor such termination statements, releases and other documents as the Term Loan Agent or such Grantor may request to effectively confirm such release; provided, however, that the Term Loan Priority Collateral Subordinated Lien Release shall not occur without the consent of the ABL Agent in the case of a Term Loan Priority Collateral Exercise of Remedies, as to any Term Loan Priority Collateral the net Proceeds of the disposition of which will not be applied to repay

(and, to the extent applicable, to reduce permanently commitments with respect to) the Term Loan Obligations.

(e)           Until the Discharge of Term Loan Obligations occurs, the ABL Agent, for itself and on behalf of the ABL Claimholders, hereby irrevocably constitutes and appoints the Term Loan Agent and any officer or agent of the Term Loan Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the ABL Agent or such holder or in the Term Loan Agent’s own name, from time to time in the Term Loan Agent’s discretion, for the purpose of carrying out the terms of Section 5.1(d), to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of Section 5.1(d), including any endorsements or other instruments of transfer or release.  This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

(f)            Until the Discharge of Term Loan Obligations occurs, to the extent that the Term Loan Agent for itself and on behalf of the Term Loan Claimholders has released any Lien on Term Loan Priority Collateral and any such Liens are later reinstated or the Term Loan Agent, on behalf of the Term Loan Claimholders, obtain any new Liens on the Term Loan Priority Collateral from Grantors, then the ABL Agent for itself and on behalf of the ABL Claimholders shall be granted a Lien on any such Term Loan Priority Collateral or have its Lien reinstated, as the case may be, subject to the priorities set forth in Section 2.

5.2          Insurance.  The ABL Agent and the Term Loan Agent shall be named as additional insureds and the Control Agent shall be named as loss payee (on behalf of the ABL Agent, the ABL Claimholders, the Term Loan Agent and the Term Loan Claimholders, as their interests may appear) under any insurance policies maintained from time to time by any Grantor.  As between the ABL Agent and the ABL Claimholders, on the one hand, and the Term Loan Agent and the Term Loan Claimholders on the other, the Priority Agent and the Priority Claimholders shall have the sole and exclusive right, in accordance with the terms of the applicable Credit Documents, (a) to adjust or settle any insurance policy or claim in the event of any loss with respect to their respective Priority Collateral and (b) to approve any award granted in any condemnation or similar proceeding affecting their respective Priority Collateral.  All Proceeds of any such policy and any such award in respect of any such Priority Collateral that are payable to the Agents shall be paid to the Priority Agent for the benefit of the Priority Claimholders to the extent required under their respective Credit Documents and thereafter to the other Agents for the benefit of the other Claimholders to the extent required under their respective Credit Documents and then to the owner of the subject property or as a court of competent jurisdiction may otherwise direct.  If any Claimholder shall, at any time, receive any Proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such Proceeds over to the Priority Agent in accordance with the terms of Section 4.2.

5.3          Control Agent for Perfection.

(a)           The Term Loan Agent, on behalf of itself and the Term Loan Claimholders, and the ABL Agent, on behalf of itself and the ABL Claimholders, each hereby appoint Credit Suisse AG, Cayman Islands Branch, as its collateral agent (in such capacity, together with any successor in such capacity appointed by the Term Loan Agent and the ABL Agent, the “Control Agent”) for the limited purpose of acting as the agent on behalf of the Term Loan Agent (on behalf of itself and the Term Loan Claimholders) and the ABL Agent (on behalf of itself and the ABL Claimholders) with respect to the Control Collateral.  The Control Agent accepts such appointment and agrees to hold the Control Collateral in its possession or control (or in the possession or control of its agents or bailees) as Control Agent for the benefit of the Term Loan Agent (on behalf of itself and the Term Loan Claimholders) and the ABL Agent (on behalf of itself and the ABL Claimholders) and any permitted assignee of any thereof solely for the purpose of perfecting the security interest granted to such parties in such Control Collateral, subject to the terms and conditions of this Section 5.3.  The Term Loan Agent and the ABL Agent hereby acknowledge that the Control Agent shall obtain “control” under the UCC over each Controlled Account as contemplated by the Term Loan Credit Documents and the ABL Collateral Documents for the benefit of the Term Loan Agent (on behalf of itself and the Term Loan Claimholders) and the ABL Agent (on behalf of itself and the ABL Claimholders) pursuant to control agreements relating to a Controlled Account if requested by the ABL Agent and the Term Loan Agent to act in such capacity.

(b)           The Control Agent, the Term Loan Agent, on behalf of itself and the Term Loan Claimholders, and the ABL Agent, on behalf of itself and the ABL Claimholders, each hereby agree that the applicable Priority Agent shall have the sole and exclusive right and authority to give instructions to, and otherwise direct, the Control Agent in respect of the Control Collateral constituting such Priority Agent’s Priority Collateral or any control agreement with respect to any Control Collateral until the ABL Enforcement Date or the Term Loan Enforcement Date, as applicable, shall have occurred, and none of the other Claimholders will impede, hinder, delay or interfere with the exercise of such rights by the Priority Agent in any respect.  The Grantors hereby jointly and severally agree to pay, reimburse, indemnify and hold harmless the Control Agent to the same extent and on the same terms that the Grantors are required to do so for the ABL Agent in accordance with the ABL Credit Agreement and for the Term Loan Agent in accordance with the Term Loan Credit Agreement.  The ABL Claimholders and the Term Loan Claimholders hereby jointly and severally agree to pay, reimburse, indemnify and hold harmless the Control Agent to the same extent and on the same terms that the ABL Claimholders are required to do so for the ABL Agent in accordance with the ABL Credit Agreement and the Term Loan Claimholders are required to do so for the Term Loan Agent in accordance with the Term Loan Credit Agreement.

(c)           Except as set forth below, the Control Agent shall have no obligation whatsoever to the Agents or any other Claimholder including, without limitation, any obligation to assure that the Control Collateral is genuine or owned by any Grantor or one of their respective Subsidiaries or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.3.  In acting on behalf of the Agents and other Claimholders, the duties or responsibilities of the Control Agent under this Section 5.3 shall be limited solely (i) to physically holding the Control Collateral delivered to the Control Agent by any Grantor as agent for the Term Loan Agent (on behalf of itself and the Term Loan Claimholders) and the ABL Agent (on behalf of itself and the ABL Claimholders) for purposes of perfecting the Lien held by the Term Loan Agent and the ABL Agent and (ii) delivering such collateral as set forth in Section 5.3(e).

(d)           The Control Agent shall not have, by reason of this Agreement or any other document a fiduciary relationship in respect of the Term Loan Agent or any Term Loan Claimholder or the ABL Agent or any ABL Claimholder.

(e)           Upon the Discharge of ABL Obligations (other than in connection with a Refinancing of the ABL Obligations), the Control Agent shall deliver any Control Collateral constituting ABL Priority Collateral in the possession of the Control Agent to the Term Loan Agent together with any necessary endorsements or as a court of competent jurisdiction may otherwise direct and the Term Loan Agent shall accept and succeed to the role of the Control Agent as the agent for perfection on such Control Collateral.  Upon the Discharge of Term Loan

Obligations (other than in connection with a Refinancing of the Term Loan Obligations), the Control Agent shall deliver any Control Collateral constituting Term Loan Priority Collateral in the possession of the Control Agent to the ABL Agent together with any necessary endorsements or as a court of competent jurisdiction may otherwise direct and the ABL Agent shall accept and succeed to the role of the Control Agent as the agent for perfection on such Control Collateral.

(f)            The Control Agent shall have an unfettered right to resign as Control Agent upon 30 days notice to the Term Loan Agent and the ABL Agent.  If upon the effective date of such resignation no successor to the Control Agent has been appointed by the Term Loan Agent and the ABL Agent, the Control Agent shall deliver to the ABL Agent (with respect to Control Collateral constituting ABL Priority Collateral) and/or the Term Loan Agent (with respect to Control Collateral constituting Term Loan Priority Collateral), as appropriate, the Control Collateral together with any necessary endorsements (or otherwise allow the ABL Agent and/or Term Loan Agent, as appropriate, to obtain control of such Control Collateral) or as a court of competent jurisdiction may otherwise direct and the ABL Agent and/or Term Loan Agent shall accept and succeed to the role of the Control Agent as the agent for perfection on the Control Collateral.

(g)           The ABL Agent agrees to hold any Collateral (including any Control Collateral) that may from time to time be in its possession or control (or in the possession or control of its agents or bailees other than the Control Agent) as bailee or as agent, as the case may be, for the benefit of the Term Loan Agent (and any assignee thereof) (on behalf of itself and the Term Loan Claimholders) solely for this purpose of perfecting the security interest granted to the Term Loan Agent under the Term Collateral Documents, subject to the terms and conditions of this Agreement.  For the avoidance of doubt, solely for purposes of perfecting the Liens in favor of the Term Loan Agent, the ABL Agent agrees that it shall be the agent of the Term Loan Agent with respect to any Control Collateral included in the Collateral that are controlled or held by the ABL Agent.  Except as set forth in this clause (g), the ABL Agent shall have no obligation whatsoever to the Term Loan Agent or any Term Loan Claimholder including, without limitation, any obligation to assure that any Collateral is genuine or is owned by any Grantor or one of their respective Subsidiaries or to preserve rights or benefits of any Person.  In acting as agent or bailee on behalf of the Term Loan Agent (on behalf of itself and the Term Loan Claimholders), the duties or responsibilities of the ABL Agent under this Section 5.3(g) shall be limited solely to (i) physically holding (or causing its agent or bailee, as applicable, to hold) any Collateral (including any Control Collateral) that may from time to time be in its possession or control (or in the possession of control of its agents or bailees other than the Control Agent) as agent or bailee for the Term Loan Agent (on behalf of itself and the Term Loan Claimholders) for purposes of perfecting the Liens held by the Term Loan Agent and (ii) delivering the Control Collateral referred to in clause (i) above as set forth in Section 5.3(e).

(h)           The Term Loan Agent agrees to hold any Collateral (including any Control Collateral) that may from time to time be in its possession or control (or in the possession or control of its agents or bailees other than the Control Agent) as bailee or as agent, as the case may be, for the benefit of the ABL Agent (and any assignee thereof) (on behalf of itself and the ABL Claimholders) solely for this purpose of perfecting the security interest granted to the ABL Agent under the ABL Collateral Documents, subject to the terms and conditions of this Agreement.  For the avoidance of doubt, solely for purposes of perfecting the Lien in favor of the ABL Agent, the Term Loan Agent agrees that it shall be the agent of the ABL Agent with respect to any Control Collateral included in the Collateral that are controlled or held by the Term Loan Agent.  Except as set forth in this clause (h), the Term Loan Agent shall have no obligation whatsoever to the ABL Agent or any ABL Claimholder including, without limitation, any obligation to assure that any Collateral is genuine or is owned by any Grantor or one of their respective Subsidiaries or to preserve rights or benefits of any Person.  In acting as agent or bailee on behalf of the ABL Agent (on behalf of itself and the ABL Claimholders), the duties or responsibilities of the Term Loan Agent under this Section 5.3(h) shall be limited solely to (i) physically holding (or causing its agent or bailee, as applicable, to hold) any Collateral (including any Control Collateral) that may from time to time be in its possession or control (or in the possession of control of its agents or bailees other than the Control Agent) as agent or bailee for the ABL Agent (on behalf of itself and the ABL Claimholders) for purposes of perfecting the Lien held by the ABL Agent and (ii) delivering the Control Collateral referred to in clause (i) above as set forth in Section 5.3(e).

(i)            It is acknowledged and agreed that (a) the ABL Agent has entered into, or may enter into, certain collateral access agreements, landlord lien waivers, landlord consents, consignee notifications, processor notifications and other similar agreements or notices with certain third parties with respect to the security interests granted to the ABL Agent by the Grantors (the “Third Party Agreements”) and (b) the terms of such Third Party Agreements may permit the ABL Agent to notify such third party in writing that the references to the ABL Agent in such Third Party Agreement shall mean a reference to the agent for lenders or a lender providing additional loans or other financial accommodations to the Grantors (the “Additional Lender Notice”).  The ABL Agent agrees to promptly, upon the effectiveness of any such Third Party Agreement, (a) give such Additional Lender Notice to the applicable third party under the applicable Third Party Agreement in accordance with the terms thereof and (b) provide the Term Loan Agent with a copy of such Additional Lender Notice.  The Additional Lender Notice shall indicate that the Term Loan Lenders and the Term Loan Agent have the same rights and benefits of the ABL Agent under such Third Party Agreements.  With respect to (x) any Third Party Agreement that provides for an Additional Lender Notice but which has not yet been provided by the ABL Agent or (y) any Third Party Agreement that does not provide the right for the ABL Agent to provide an Additional Lender Notice, in each case, it is agreed that until such time as the Additional Lender Notice is provided in the case of clause (x) or the Term Loan Agent enters into a similar Third Party Agreement in the case of clause (y), the references to the ABL Agent in such Third Party Agreement shall be deemed to be references to the ABL Agent in its capacity as agent and bailee of the Term Loan Agent, provided, however that the ABL Agent in its capacity as such agent or bailee shall have no liability to the Term Loan Agent or the Term Loan Lenders other than as a result of the gross negligence or willful misconduct of the ABL Agent or their agents, as determined by a final non-appealable judgment of a court of competent jurisdiction.

5.4          Access to Real Property Collateral.

(a)           In the event that either Term Loan Agent shall acquire control or possession of any of the Real Property Collateral or shall, through the exercise of remedies under the Term Loan Credit Documents or otherwise, sell any of the Real Property Collateral to any third party (a “Third Party Purchaser”), the Term Loan Agent shall, to the extent permitted by law, permit the ABL Agent (or shall require as a condition of such sale to the Third Party Purchaser that the Third Party Purchaser agree to permit the ABL Agent), at the ABL Agent’s option (at the sole cost and expense of the ABL Agent and subject to the condition that the Term Loan Claimholders shall have no obligation or duty to take any action or refrain from taking any action that could reasonably be expected to result in the incurrence of liability or damage to the Term Loan Claimholders), during normal business hours on any Business Day and upon reasonable advance notice, subject to any rights of landlords under leases: (i) to enter any of the premises of any Grantor (or Third Party Purchaser) constituting such Real Property Collateral under such control or possession (or sold to a Third Party Purchaser) in order to inspect, remove or take any action with respect to the ABL Priority Collateral or to enforce the ABL Agent’s rights with respect thereto, including, but not limited to, the examination and removal of ABL Priority Collateral and the examination and duplication of any Collateral (to the extent not ABL Priority Collateral) under such control or possession (or sold to a Third Party Purchaser) consisting of books and records of any Grantor related to the ABL Priority Collateral; (ii) to use the Real Property Collateral for the purpose of manufacturing or processing raw materials or work-in-process into finished Inventory; (iii) to use any of the Real Property Collateral under such control or possession (or sold to a Third Party Purchaser) consisting of computers or other data processing equipment related to the storage or processing of records, documents or files pertaining to the ABL Priority Collateral and use any Real Property Collateral under such control or possession (or sold to a Third Party Purchaser) consisting of other equipment to handle, deal with, dispose of (including pursuant to one or more public or private sales or auctions), bill, process and/or collect any ABL Priority Collateral pursuant to the ABL Agent’s rights as set forth in the ABL Credit Documents, the UCC of any applicable jurisdiction and other applicable law, and (iv) to use any of the Term Loan Priority Collateral consisting of Intellectual Property rights owned or controlled by the Term Loan Agent or the other Term Loan Claimholders as is or may be necessary for the ABL Agent to liquidate the ABL Priority Collateral, provided that (A) the ABL Agent’s use of such Intellectual Property rights shall be reasonable and lawful and shall not impair the value of the Intellectual Property being used and (B) such permission to use such Intellectual Property rights is granted on an “AS IS” basis, without any representation or warranty whatsoever.  Such use by ABL Agent of the Real Property Collateral and Term Loan Priority Collateral shall not be on an exclusive basis.  If the ABL Agent conducts a public auction or private sale of the ABL Priority Collateral at any of the Real Property Collateral, the ABL Agent shall provide the Term Loan Agent with reasonable advance notice and use reasonable efforts to hold such auction or sale in a manner that would not unduly disrupt the Term Loan Agent’s use of such Real Property Collateral.

(b)           The ABL Agent hereby acknowledges, for itself and on behalf of the other ABL Claimholders that, during the period any ABL Priority Collateral shall be under control or possession of the Term Loan Agent, the Term Loan Agent shall not be obligated to take any action to protect or to procure insurance with respect to such ABL Priority Collateral, it being understood that Term Loan Agent shall have no responsibility for loss or damage to the ABL Priority Collateral (other than as a result of the gross negligence or willful misconduct of the Term Loan Agent or their agents, as determined by a final non-appealable judgment of a court of competent jurisdiction) and that all the risk of loss or damage to the ABL Priority Collateral shall remain with the ABL Claimholders; provided, that to the extent insurance obtained by the Term Loan Agent provides coverage for risks relating to access to or use of ABL Priority Collateral, the ABL Agent will be made an additional named insured thereunder.

(c)           The rights of ABL Agent set forth in Section 5.4(a)(i)-(iv) above shall continue until the earlier of (i) 150 days after the date ABL Agent receives written notice from the Term Loan Agent that the Term Loan Agent has control or possession of the Real Property Collateral at issue and (ii) the sale or other disposition of such Real Property Collateral by the Term Loan Agent or the other Term Loan Claimholders (so long as the Term Loan Agent shall require as a condition of such sale to the applicable Third Party Purchaser that such Third Party Purchaser agree to the provisions of this Section 5.4).  Such time period shall be tolled during the pendency of any Insolvency Proceeding of any Grantor or other proceedings pursuant to which both the ABL Claimholders and the Term Loan Claimholders are effectively stayed from enforcing their rights against the ABL Priority Collateral.  In no event shall any Term Loan Claimholder take any action to interfere, limit or restrict the rights of ABL Agent or the exercise of such rights by ABL Agent to have access to or to use any of such Collateral pursuant to Section 5.4(a) prior to the expiration of such period.

(d)           During the actual occupation by ABL Agent, its agents or representatives, of any real property constituting Real Property Collateral during the access and use period permitted by Section 5.4(a) above, (i) the ABL Claimholders shall be obligated to pay to the Term Loan Claimholders any rent payable to third parties and all utilities, taxes and other maintenance and operating costs of such real property during any such period of actual occupation by ABL Agent, but only to the extent the Term Loan Claimholders are required to pay or are otherwise paying any such rent, utilities, taxes or other maintenance and operating costs during the actual occupation of such real property by ABL Agent, its agents or representatives and (ii) the ABL Agent shall take proper and reasonable care under the circumstances of any Term Loan Priority Collateral that is used by the ABL Agent and the ABL Agent shall comply with all applicable laws in all material respects in connection with its use or occupancy of the Term Loan Priority Collateral.  The ABL Agent and the ABL Claimholders shall be obligated to repair at their expense any physical damage to such Term Loan Priority Collateral resulting from such occupancy, use or control, and to leave such Term Loan Priority Collateral in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted.  The ABL Agent and the ABL Claimholders shall indemnify and reimburse the Term Loan Agent and the Term Loan Claimholders for any injury or damage to Persons caused by the acts or omission of the ABL Agent, any ABL Claimholder or Persons under their control and, as a condition to any such occupancy, use or control, the ABL Agent shall provide the Term Loan Agent with evidence of customary liability insurance naming the Term Loan Claimholders as additional insureds.

5.5          Amendments to ABL Credit Documents and Term Loan Credit Documents.

(a)           The ABL Credit Documents may be amended, supplemented or otherwise modified in accordance with their terms, the ABL Credit Agreement may be Refinanced and the ABL Obligations may be extended or increased (subject to the limitations set forth herein) in each case without the consent of the Term Loan Agent or the Term Loan Claimholders; provided, however, that the holders of such Refinancing, extended or increased debt bind themselves in writing to the terms of this Agreement and any such amendment, supplement, modification or Refinancing shall not provide for a principal amount of, without duplication, term loans, revolving loan commitments and letters of credit, bonds, debentures, notes or similar instruments (but excluding Obligations in respect of Bank Products and indemnity and expense reimbursement obligations) in the aggregate in excess of the Maximum ABL Obligations.

(b)           The Term Loan Credit Documents may be amended, supplemented or otherwise modified in accordance with their terms, the Term Loan Credit Agreement may be Refinanced and the Term Loan Obligations may be extended or increased (subject to the limitations set forth herein) in each case, without the consent of the ABL Agent or the ABL Claimholders; provided, however, that the holders of such Refinancing, extended or increased debt bind themselves in writing to the terms of this Agreement and any such amendment, supplement, modification or Refinancing shall not: (i) provide for a principal amount of, without duplication, term loans and other loans, notes or similar instruments (but excluding Obligations in respect of indemnity and expense reimbursement obligations) in the aggregate in excess of the Maximum Term Loan Obligations; or (ii) change to earlier dates the dates upon which payments of principal or interest on the Term Loan Obligations are due including shortening the scheduled final maturity date of the Term Loan Obligations, to the extent such change results in the scheduled final maturity date of the Term Loan Obligations being earlier than the scheduled final maturity date of the ABL Obligations.

SECTION 6

INSOLVENCY OR LIQUIDATION PROCEEDINGS

6.1          Use of Cash Collateral and Financing Issues.  If any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Priority Agent shall desire to permit the use of cash collateral which constitutes such Priority Agent’s Priority Collateral or to permit any Grantor to obtain financing secured by such Priority Agent’s Priority Collateral (and not by any Collateral which does not constitute such Priority Agent’s Priority Collateral), from one or more of the Claimholders for whom such Priority Agent acts as agent, under Section 363 or Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (such financing, a “DIP Financing”), then each other Agent, on behalf of itself and the other Claimholders for whom it acts as agent, (A) agrees that it will raise no objection to such use of cash collateral or DIP Financing nor support any other Person objecting to, such sale, use, or lease of cash collateral or DIP Financing and will not request any form of adequate protection or any other relief in connection therewith (except as agreed by the Priority Agent or to the extent expressly permitted by Section 6.4) and, to the extent the Liens securing the Obligations of the Priority Claimholders are subordinated to or pari passu with the Liens securing such DIP Financing, the other Agent will subordinate its Liens in the Priority Agent’s Priority Collateral to (x) the Liens securing such DIP Financing (and all Obligations relating thereto), (y) any adequate protection Liens provided to the Priority Claimholders and (z) any “carve-out” for professional or United States Trustee fees agreed to by the Priority Agent; and (B) agrees that notice received two (2) calendar days prior to the entry of an order approving such usage of cash collateral or approving such DIP Financing shall be adequate notice; provided that the foregoing shall not prohibit the other Agent or the other Claimholders from objecting solely to any provisions in any agreement regarding the use of cash collateral or any DIP Financing relating to, describing or requiring any provision or content of a plan of reorganization other than any provisions requiring that the DIP Financing be paid in full in cash.  The Term Loan Agent, on behalf of itself and the Term Loan Claimholders, agrees that no Term Loan Claimholder shall, directly or indirectly, provide or seek to provide DIP Financing secured by Liens equal to or senior in priority to the Liens on the ABL Primary Collateral securing the ABL Obligations, without the prior written consent of the ABL Agent.  The ABL Agent, on behalf of itself and the ABL Claimholders, agrees that no ABL Claimholder shall, directly or indirectly, provide or seek to provide DIP Financing secured by Liens equal to or senior in priority to the Liens on the Term Loan Primary Collateral securing the Term Loan Obligations, without the prior written consent of the Term Loan Agent.

6.2          Sale Issues.  Each Agent, on behalf of itself and the Claimholders for whom it acts as agent, agrees that it will raise no objection to or oppose a sale or other disposition (including any objection or opposition in respect of any sale procedures put forth in connection with a sale or other disposition) of any Collateral which does not constitute its Priority Collateral free and clear of its Liens or other claims under Section 363 of the Bankruptcy Code if the Priority Agent has consented to such sale or disposition of such assets so long as the interests of such Agent and the Claimholders for whom it acts as agent attach to the Proceeds thereof, subject to the terms of this Agreement, and so long as the net Proceeds of such sale or other disposition are applied pursuant to Section 4 of this Agreement.  If requested by the Priority Agent in connection therewith, the other Agent shall affirmatively consent to such a sale or disposition.

6.3          Relief from the Automatic Stay.  Each Agent, on behalf of itself and the Claimholders for whom it acts as agent, agrees that none of them shall (i) seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any Collateral which does not constitute its Priority Collateral without the prior written consent of the Priority Agent, or (ii) oppose any request by the Priority Agent or any Priority Claimholder to seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of their respective Priority Collateral.

6.4          Adequate Protection.

(a)           Each Agent, on behalf of itself and the Claimholders for whom it acts as agent, may seek adequate protection of its interest in its respective Priority Collateral and the other Agent, on behalf of itself and the Claimholders for whom it acts as agent, agrees that none of them shall contest (or support any other person contesting) (i) any such request for adequate protection by the Priority Agent or (ii) any objection by the Priority Agent or the Priority Claimholders to any motion, relief, action or proceeding based on the Priority Agent or the Priority Claimholders claiming a lack of adequate protection of their interests in the Priority Collateral.  Each Priority Agent acknowledges and agrees that any superpriority administrative expense claim granted to such Priority Agent or arising under 11 U.S.C. § 507(b) as adequate protection of its interest in its respective Priority Collateral shall be pari passu with any superpriority administrative expense claim granted to the other Agent as adequate protection of its interest in its respective Priority Collateral.

(b)           Each Agent, on behalf of itself and the Claimholders for whom it acts as Agent, may seek adequate protection of its junior interest in the Collateral, subject to the provisions of this Agreement, only if (A) the Priority Agent is granted adequate protection in the form of a replacement Lien on post-petition collateral of the same type as the Priority Collateral, and (B) such additional protection requested by such Agent is in the form of a replacement Lien on such post-petition collateral of the same type as the Priority Collateral, which Lien, if granted, will be subordinated to the adequate protection Liens granted in favor of the Priority Agent on such post-petition collateral and the Liens securing any DIP financing (and all Obligations relating thereto) secured by such Priority Collateral on the same basis as the Liens of the other Agent on such Priority Collateral are subordinated to the Liens of the Priority Agent on the Priority Collateral under this Agreement.  In the event that any Agent, on behalf of itself or any of the Claimholder for whom it acts as agent, seeks or requests (or is otherwise granted) adequate protection of its junior interest in the Collateral in the form of a replacement Lien on additional collateral in any form, then such Agent, on behalf of itself and the Claimholders for whom it acts as agent, agrees that the Priority Agent shall also be granted a replacement Lien on such additional collateral as adequate protection of its senior interest in the Priority Collateral and that such Agent’s replacement Lien shall be subordinated to the replacement Lien of the Priority Agent.  If any Agent or Claimholder receives as adequate protection a Lien on post-petition assets of the same type as its pre-petition Priority Collateral, then such post-petition assets shall also constitute Priority Collateral of such Person to the extent of any allowed claim secured by such adequate protection Lien.

(c)           Each Agent on behalf of itself and the Claimholders for whom it acts as agent, may seek and receive additional adequate protection of its junior interest in Collateral, subject to the provisions of this Agreement, in the form of a superpriority administrative expense claim, including a claim arising under 11 U.S.C. § 507(b), which superpriority administrative expense claim shall be junior in all respects to any superpriority administrative expense claim granted to the Priority Claimholders with respect to such Collateral.  In the event an Agent, on behalf of itself and the Claimholders for whom it acts as agent, seeks or receives protection of its junior interest in Collateral and is granted a superpriority administrative expense claim, including a claim arising under 11 U.S.C. § 507(b), then such Agent, on behalf of itself and the Claimholders for whom it acts as agent, agrees that the Priority Claimholders shall receive a superpriority administrative expense claim which shall be senior in all respects to the superpriority administrative expense claim granted to such Agent with respect to such Collateral.

6.5          Separate Grants of Security and Separate Classification.  Each of the Grantors and each of the Claimholders acknowledges and agrees with respect to each class of Priority Collateral that (i) the grants of Liens pursuant to the ABL Collateral Documents and the Term Loan Collateral Documents constitute separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the ABL Obligations and the Term Loan Obligations are fundamentally different from one another and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding.  To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Claimholders and Term Loan Claimholders in respect of any Priority Collateral, constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Priority Claimholders shall be entitled to receive, in addition to amounts distributed to them from, or in respect of, their Priority Collateral in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees, costs and other charges, irrespective of whether a claim for such amounts is allowed or allowable in such Insolvency or Liquidation Proceeding, before any distribution from, or in respect of, any such Priority Collateral is made in respect of the claims held by the other Claimholders, with the other Claimholders hereby acknowledging and agreeing to turn over to the Priority Claimholders amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the other Claimholders.

6.6          Post-Petition Claims.  No Agent, nor any of the Claimholders for which they act as agent, shall oppose or seek to challenge (a) any claim by the Priority Agent or any Priority Claimholder for allowance in any Insolvency or Liquidation Proceeding of Obligations consisting of post-petition interest, fees, costs, charges or expenses to the extent of the value of the lien of the Priority Agent in such Priority Agent’s Priority Collateral, without regard to the existence of the Lien of the other Agent in such Collateral, or (b) any claim by the other Agent or any other Claimholder for allowance in any Insolvency or Liquidation Proceeding of Obligations consisting of post-petition interest, fees, costs, charges or expenses to the extent of the value of the lien of the other Agent in such Collateral.

6.7          Avoidance Issues.  If any Priority Claimholder is required in any Insolvency or Liquidation Proceeding, or otherwise, to turn over or otherwise pay to the estate of any Grantor or any Subsidiary of any Grantor any amount in respect of any ABL Obligation or a Term Loan Obligation, as applicable (a “Recovery”), then such Claimholders shall be entitled to a reinstatement of their Obligations with respect to all such recovered amounts.  If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.  Priority Collateral or Proceeds thereof received by the other Agent or any other Claimholder after a Discharge of ABL Obligations or Discharge of Term Loan Obligations, as applicable, and prior to the reinstatement of such Obligations shall be delivered to the Priority Agent upon such reinstatement in accordance with Section 4.2.

6.8          Expense Claims.  Each Agent, for itself and on behalf of the Claimholders for whom it acts as Agent, agrees that it will not (i) contest the payment of fees, expenses or other amounts to the Priority Agent or any Priority Claimholder under Section 506(b) of the Bankruptcy Code or otherwise to the extent of the value of the lien of the Priority Agent in such Priority Agent’s Priority Collateral and to the extent provided for in the applicable Credit Agreement or (ii) assert or enforce any claim under Section 506(c) of the Bankruptcy Code senior to or on parity with the Lien of the Priority Agent for costs or expenses of preserving or disposing of the other Agent’s Priority Collateral.

6.9          Effectiveness in Insolvency or Liquidation Proceedings.  This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency or

Liquidation Proceeding.  All references in this Agreement to any Grantor shall include such Person as a debtor-in-possession and any receiver or trustee for such Person in any Insolvency or Liquidation Proceeding.

SECTION 7

RELIANCE; WAIVERS; ETC.

7.1          Non-Reliance

(a)           The consent by the ABL Claimholders to the execution and delivery of the Term Loan Credit Documents and the grant to the Term Loan Agent on behalf of the Term Loan Claimholders of a Lien on the ABL Priority Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by the ABL Claimholders to the Grantors shall be deemed to have been given and made in reliance upon this Agreement.  The Term Loan Agent, on behalf of itself and the other Term Loan Claimholders, acknowledges that it and the Term Loan Claimholders have, independently and without reliance on the ABL Agent or any other ABL Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Term Loan Credit Agreement, the other Term Loan Credit Documents, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the Term Loan Credit Agreement, the other Term Loan Credit Documents or this Agreement.

(b)           The consent by the Term Loan Claimholders to the execution and delivery of the ABL Credit Documents and the grant to the ABL Agent on behalf of the ABL Claimholders of a Lien on the Term Loan Priority Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by the Term Loan Claimholders to the Grantors shall be deemed to have been given and made in reliance upon this Agreement.  The ABL Agent, on behalf of itself and the other ABL Claimholders, acknowledges that it and the ABL Claimholders have, independently and without reliance on the Term Loan Agent or any other Term Loan Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the ABL Credit Agreement, the other ABL Credit Documents, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the ABL Credit Agreement, the other ABL Credit Documents or this Agreement.

7.2          No Warranties or Liability.  The ABL Agent, on behalf of itself and the ABL Claimholders, acknowledges and agrees that the Term Loan Agent and the Term Loan Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Term Loan Credit Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.  The Term Loan Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Term Loan Credit Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.  The Term Loan Agent, on behalf of itself and the Term Loan Claimholders, acknowledges and agrees that the ABL Agent and the ABL Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the ABL Credit Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.  The ABL Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the ABL Credit Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.  The Term

Loan Agent and the Term Loan Claimholders shall have no duty to the ABL Agent or any of the ABL Claimholders, and the ABL Agent and the ABL Claimholders shall have no duty to the Term Loan Agent or any of the Term Loan Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the ABL Credit Documents and the Term Loan Credit Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3          No Waiver of Lien Priorities.

(a)           No right of the ABL Agent and the ABL Claimholders, the Term Loan Agent and the Term Loan Claimholders, the Control Agent or any of them to enforce any provision of this Agreement or their respective Credit Documents shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by such party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement or their respective Credit Documents, regardless of any knowledge thereof which such party may have or be otherwise charged with.

(b)           Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Grantors under the applicable Credit Documents), the ABL Agent and the ABL Claimholders, and  the Term Loan Agent and the Term Loan Claimholders, and any of them may, at any time and from time to time in accordance with their respective Credit Documents or applicable law, without the consent of, or notice to, the other Claimholders and without incurring any liabilities to the other Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the other Claimholders is affected, impaired or extinguished thereby) do any one or more of the following:

(i)            make loans and advances to any Grantor or issue, guaranty or obtain letters of credit for account of any Grantor or otherwise extend credit to any Grantor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing (subject, in each case, to any limitations expressly set forth in this Agreement);

(ii)           change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of their respective Obligations or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of their respective Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension, subject to any limitations expressly set forth in this Agreement) or, subject to the provisions of this Agreement, otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by such Agent or such Claimholders, their respective Obligations or any of their respective Credit Documents; provided, however, the foregoing shall not prohibit the other Agent and the other Claimholders from enforcing, consistent with the other terms of this Agreement, any right arising under their respective Credit Agreement as a result of any Grantor’s violation of the terms hereof;

(iii)          subject to the provisions of this Agreement, sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral or any liability of any Grantor to such Claimholders or such Agent, or any liability incurred directly or indirectly in respect thereof;

(iv)          settle or compromise their respective Obligations or any portion thereof or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including their respective Obligations) in any manner or order;

(v)           subject to the restrictions set forth in this Agreement, exercise or delay in or refrain from exercising any right or remedy against any security or any Grantor or any other Person, elect any remedy and otherwise deal freely with any Grantor or any Collateral and any security and any guarantor or any liability of any Grantor to such Claimholders or any liability incurred directly or indirectly in respect thereof;

(vi)          take or fail to take any Lien securing their respective Obligations or any other collateral security for such Obligations or take or fail to take any action which may be necessary or appropriate to ensure that any Lien securing such Obligations or any other Lien upon any property is duly enforceable or perfected or entitled to priority as against any other Lien, provided that Liens taken in violation of Section 2.5 shall be subject to the provisions of Section 2.5; or

(vii)         otherwise release, discharge or permit the lapse of any or all Liens securing their respective Obligations or any other Liens upon any property at any time securing any such Obligations.

(c)           Each Agent, on behalf of itself and the Claimholders for which it acts as agent, also agrees that the Priority Agent and the Priority Claimholders shall have no liability to such Agent or the Claimholders for which it acts as agent, and such Agent on behalf of itself and the Claimholders for which it acts as agent, hereby waives all claims against the Priority Agent and the Priority Claimholders, arising out of any and all actions which the Priority Agent or the Priority Claimholders may take or permit or omit to take with respect to their Priority Collateral.  Each Agent, on behalf of itself and the Claimholders for which it acts as agent, agrees that the Priority Agent and Priority Claimholders shall have no duty to them in respect of the maintenance or preservation of the Priority Agent’s Priority Collateral.

(d)           Each Agent, on behalf of itself and the Claimholders for whom it acts as Agent, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to Collateral that does not constitute its Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4          Obligations Unconditional.  All rights, interests, agreements and obligations of the ABL Agent and the ABL Claimholders and the Term Loan Agent and the Term Loan Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a)           any lack of validity or enforceability of any ABL Credit Documents or any Term Loan Credit Documents or any setting aside or avoidance of any Lien;

(b)           except as otherwise set forth in the Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the ABL Obligations or Term Loan Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any ABL Credit Document or any Term Loan Credit Document;

(c)           any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the ABL Obligations or Term Loan Obligations or any guarantee thereof;

(d)           the commencement of any Insolvency or Liquidation Proceeding in respect of any Grantor; or

(e)           any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the ABL Obligations or the Term Loan Obligations.

7.5          Certain Notices.

(a)           Promptly upon Discharge of ABL Obligations, the ABL Agent shall deliver written notice confirming same to the Term Loan Agent; provided that the failure to give any such notice shall not result in any liability of the ABL Agent or the other ABL Claimholders hereunder or in the modification, alteration, impairment, or waiver of the rights of any party hereunder.  Promptly upon Discharge of Term Loan Obligations, the Term Loan Agent shall deliver written notice confirming same to the ABL Agent; provided that the failure to give any such notice shall not result in any liability of the Term Loan Agent or the other Term Loan Claimholders hereunder or in the modification, alteration, impairment, or waiver of the rights of any party hereunder.

(b)           (I) No later than five (5) days prior to the commencement by such Priority Agent of any Enforcement Action or the exercise of any remedy with respect to its Priority Collateral (including by way of a public or private sale of such Priority Collateral), such Priority Agent shall notify the other Agent of such intended action and (II) concurrently with the giving thereof to any Grantor, each Agent shall give the other Agent a copy of any written notice by such Agent of an Event of Default (as defined in and under the applicable Credit Document) or written notice of demand for payment from any Grantor; provided that the failure to give any such notice shall not result in any liability of such Priority Agent or the other Priority Claimholders hereunder or in the modification, alteration, impairment, or waiver of the rights of any party hereunder.

SECTION 8

MISCELLANEOUS

8.1          Conflicts.  In the event of any conflict between the provisions of this Agreement and the provisions of the Term Loan Credit Documents or the ABL Credit Documents, the provisions of this Agreement shall govern and control.  The parties hereto acknowledge that the terms of this Agreement are not intended to negate any specific rights granted to any Grantor in the Term Loan Credit Documents or the ABL Credit Documents.

8.2          Effectiveness; Continuing Nature of this Agreement; Severability.  This Agreement shall become effective when executed and delivered by the parties hereto.  This is a continuing agreement of lien subordination and the ABL Claimholders and Term Loan Claimholders may each continue, at any time and without notice to the other Claimholders, to extend credit and other financial accommodations and lend monies to or for the benefit of any Grantor constituting ABL Obligations or Term Loan Obligations, as applicable in reliance hereof.  The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  All references to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or trustee for any Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.  This Agreement shall terminate and be of no further force and effect upon the earliest to occur of the Discharge of ABL Obligations (in accordance with the provisions hereof) or the Discharge of Term Loan Obligations (in accordance with the provisions hereof).

8.3          Amendments; Waivers.  No amendment, modification or waiver of any of the provisions of this Agreement by the ABL Agent or the Term Loan Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.  Notwithstanding the foregoing, the Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are decreased or its obligations are increased thereby.  For the avoidance of doubt, the joinder of a Term Agent or an ABL Agent as a party to this Agreement in connection with the Refinancing, extension or increase (subject to the provisions of this Agreement) of the Term Loan Obligations or the ABL Obligations, as the case may be, shall require the consent of the other Agents then party to this Agreement and the Grantors.

8.4          Information Concerning Financial Condition of Grantors and their Subsidiaries.

(a)           The Term Loan Agent and the Term Loan Claimholders, on the one hand, and the ABL Agent and the ABL Claimholders, on the other hand, shall each be responsible for keeping themselves informed of (i) the financial condition of the Grantors and their Subsidiaries and all endorsers or guarantors of the Term Loan Obligations or the ABL Obligations and (ii) all other circumstances bearing upon the risk of nonpayment of the Term Loan Obligations or the ABL Obligations.  The Term Loan Agent and the Term Loan Claimholders shall have no duty to advise the ABL Agent or any ABL Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise, and the ABL Agent and the ABL Claimholders shall have no duty to advise the Term Loan Agent or any Term Loan Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise.  In the event either Term Loan Agent or any of the Term Loan Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the ABL Agent or any ABL Claimholder, or the ABL Agent or any of the ABL Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Term Loan Agent or any Term Loan Claimholder, it or they shall be under no obligation (w) to make, and such party shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

(b)           The Grantors agree that any information provided to the Control Agent, any Term Loan Claimholder or any ABL Claimholder may be shared by such Person with the Control Agent, any Term Loan Claimholder and any ABL Claimholder notwithstanding any request or demand by such Grantor that such information be kept confidential; provided, that such information shall otherwise be subject to the respective confidentiality provisions in the ABL Credit Agreement and the Term Loan Credit Agreement, as applicable.

8.5          Subrogation.  Each Agent, for itself and on behalf of the Claimholders for whom it act as agent, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of ABL Obligations or the Discharge of Term Loan Obligations, as applicable, has occurred.

8.6          Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

(a)           The validity, interpretation and enforcement of this Agreement and the other Credit Documents (except as otherwise provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York, but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than New York.

(b)           The parties hereto irrevocably consent and submit to the exclusive jurisdiction of the courts of the State of New York sitting in New York County, New York and the United States District Court of the Southern District of New York, and any appellate court from any thereof, whichever the Agents may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Credit Document or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Credit Documents or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that the Agents and the Claimholders shall have the right to bring any action or proceeding against any Grantor or its or their property in the courts of any other jurisdiction which such Agent or Claimholder deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Grantor or its or their property).

(c)           Each party hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at the serving party’s option, by service upon any such party in any other manner provided under the rules of any such courts.

(d)           EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  EACH PARTY HERETO HEREBY

AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e)           The Agents and Claimholders shall not have any liability to any Grantor (whether in tort, contract, equity or otherwise) for losses suffered by such Grantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on the Agents and the Claimholders that the losses were the result of acts or omissions constituting gross negligence or willful misconduct.  Each Grantor: (i) certifies that neither the Agents, the Claimholders nor any representative, agent or attorney acting for or on behalf of the Agents or the Claimholders has represented, expressly or otherwise, that the Agents and the Claimholders would not, in the event of litigation, seek to enforce any of the waivers provided for in this Agreement or any of the other Credit Documents and (ii) acknowledges that in entering into this Agreement and the other Credit Documents, the Agents and the Claimholders are relying upon, among other things, the waivers and certifications set forth in this Section 8.6 and elsewhere herein and therein.

8.7          Notices.  All notices to the Control Agent, the Term Loan Claimholders and the ABL Claimholders required under this Agreement shall also be sent to the ABL Agent and the Term Loan Agent, respectively.  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of electronic mail or four Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed).  For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on Schedule I attached hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.8          Further Assurances.  The ABL Agent, on behalf of itself and the ABL Claimholders, the Term Loan Agent, on behalf of itself and the Term Loan Claimholders, and the Grantors, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the ABL Agent or the Term Loan Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

8.9          Binding on Successors and Assigns.  This Agreement shall be binding upon the ABL Agent, the other ABL Claimholders, the Term Loan Agent, the other Term Loan Claimholders, the Control Agent and their respective successors and assigns.

8.10        Headings.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.11        Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

8.12        Authorization.  By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.13        No Third Party Beneficiaries.  This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the ABL Agent, the other ABL Claimholders, the Term Loan Agent, the other Term Loan Claimholders, the Control Agent and the Grantors.  No other Person shall have or be entitled to assert rights or benefits hereunder.

8.14        Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the ABL Claimholders on the one hand and the Term Loan Claimholders on the other hand.  Nothing in this Agreement is intended to or shall impair the rights of any Grantor, or the obligations of any Grantor, which are absolute and unconditional, to pay the ABL Obligations and the Term Loan Obligations as and when the same shall become due and payable in accordance with their terms.

8.15        Additional Grantors.  Parent shall cause each Grantor that was not in existence on the date hereof or that is acquired after the date hereof to acknowledge and agree to this Agreement upon becoming a Grantor.  Upon execution and delivery by such Grantor of an instrument in the form of Exhibit A hereto, such Grantor shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein.  Notwithstanding anything to the contrary contained herein, the execution and delivery of any such instrument shall not require the consent of any other party hereunder.  The rights and obligations of each party hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this ABL/Term Loan Intercreditor Agreement as of the date first written above.

WELLS FARGO CAPITAL FINANCE, LLC,
as ABL Agent,

By:	/s/ Marc J. Breier
Name: Marc J. Breier
Title: Senior Vice President

ABL/Term Loan Intercreditor Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Term Loan Agent,

By:	/s/ John D. Toronto
Name: John D. Toronto
Title: Managing Director

By:	/s/ Vipul Dhadda
Name: Vipul Dhadda
Title: Associate

ABL/Term Loan Intercreditor Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Control Agent,

By:	/s/ John D. Toronto
Name: John D. Toronto
Title: Managing Director

By:	/s/ Vipul Dhadda
Name: Vipul Dhadda
Title: Associate

ABL/Term Loan Intercreditor Agreement

CPG INTERNATIONAL I INC.,
a Delaware corporation

By:	/s/ Scott Harrison
Name:
Title:

SCRANTON PRODUCTS, INC.,
a Delaware corporation

By:	/s/ Scott Harrison
Name:
Title:

AZEK BUILDING PRODUCTS, INC.,
a Delaware corporation

By:	/s/ Scott Harrison
Name:
Title:

PROCELL DECKING INC.,
a Delaware corporation

By:	/s/ Amy C. Bevacqua
Name: Amy C. Bevacqua
Title: Secretary

CPG INTERNATIONAL INC.,
a Delaware corporation

By:	/s/ Scott Harrison
Name:
Title:

SANTANA PRODUCTS INC.,
a Delaware corporation

By:	/s/ Scott Harrison
Name:
Title:

CPG SUB I CORPORATION,
a Delaware Corporation

ABL/Term Loan Intercreditor Agreement

By:	/s/ Amy C. Bevacqua
Name: Amy C. Bevacqua
Title: Secretary

VYCOM CORP.,
a Delaware corporation

By:	/s/ Amy C. Bevacqua
Name: Amy C. Bevacqua
Title: Secretary

SANATEC SUB I CORPORATION,
a Delaware corporation

By:	/s/ Amy C. Bevacqua
Name: Amy C. Bevacqua
Title: Secretary

ABL/Term Loan Intercreditor Agreement

SCHEDULE I - NOTICES

WELLS FARGO CAPITAL FINANCE, LLC,

as ABL Agent

12 East 49th Street

New York, New York 10017

Attention:  Tom Martin, Portfolio Management — CPG International

Telephone No.: (212) 454-4367

Telecopy No.: (212) 545-4283

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Term Loan Agent

Eleven Madison Avenue

New York, New York 10010

Attention: Sean Portrait

Telephone No.: (919) 994-6369

Telecopy No.: (212) 332-2291

Email: agency.loanops@credit-suisse.com

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Control Agent

Eleven Madison Avenue

New York, New York 10010

Attention: Sean Portrait

Telephone No.: (919) 994-6369

Telecopy No.: (212) 332-2291

Email: agency.loanops@credit-suisse.com

GUARANTORS

CPG International Inc.

801 Corey Street

Scranton, Pennsylvania  18505

Attention:  Scott Harrison

Telephone No.: (570) 558-8000

Telecopy No. (570) 558-8201

EXHIBIT A

ABL/TERM LOAN INTERCREDITOR AGREEMENT SUPPLEMENT

This Supplement, dated as of                              , 20   , is delivered pursuant to Section 8.15 of the Intercreditor Agreement referred to below.  The undersigned hereby agrees that this ABL/Term Loan Intercreditor Agreement Supplement may be attached to the ABL/Term Loan Intercreditor Agreement dated as of February 18, 2011 (as amended, restated, amended and restated, modified, renewed, supplemented or extended from time to time, the “Intercreditor Agreement”).  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Intercreditor Agreement.

The undersigned hereby agrees to be added as a party to the Intercreditor Agreement and to be to be bound by all of the terms and conditions of the Intercreditor Agreement in all respects as if the undersigned were an original signatory thereto.  The undersigned hereby further agrees that this ABL/Term Loan Intercreditor Agreement Supplement may be appended to the Intercreditor Agreement.

This Intercreditor Agreement Supplement shall be governed by and construed in accordance with the internal laws of the State New York, but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than New York.

Additional Grantor:

[NAME OF ADDITIONAL GRANTOR]

By:
Name:
Title: